UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material under § 240.14a-12

Comstock Inc.

(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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COMSTOCK INC.

117 American Flat Road

Virginia City, NV 89440

January 23, 2025

Dear Fellow Stockholder:

We cordially invite you to a special meeting (the “Special Meeting”) of stockholders of Comstock Inc. (the “Company”), which will be held virtually at 9:00 a.m. Pacific Standard Time (“PST”) on February 14, 2025. All stockholders of record at the close of business on January 2, 2025, are entitled to vote at the Special Meeting. The formal meeting notice and Proxy Statement are attached.

At the Special Meeting, stockholders will be asked to:

1.

authorize our Board of Directors to effect, in its discretion, a reverse stock split of all of our issued and outstanding common stock, par value $0.000666 per share (with no change to the authorized capital stock of the Company), at a specific ratio, ranging from one-for-five (1:5) to one-for-twenty (1:20), with the timing and ratio to be determined by the Board if effected; and

2.	transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

We look forward to seeing you on February 14, 2025.

Sincerely,

/s/ Corrado DeGasperis
Corrado DeGasperis
Executive Chairman of the Board, Chief Executive Officer

COMSTOCK INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 14, 2025

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Comstock Inc., a Nevada corporation (the “Company”), will be held as a virtual meeting at 9:00 a.m. Pacific Standard Time (“PST”) on February 14, 2025, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1.

authorize our Board of Directors to effect, in its discretion, a reverse stock split of all of our issued and outstanding common stock, par value $0.000666 per share (with no change to the authorized capital stock of the Company), at a specific ratio, ranging from one-for-five (1:5) to one-for-twenty (1:20), with the timing and ratio to be determined by the Board if effected; and

2.	transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

All stockholders of record at the close of business on January 2, 2025, are entitled to notice of and to vote at the Special Meeting and any adjournment(s) or postponement(s) thereof.

We cordially invite all stockholders to attend the Special Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted during the meeting. As an alternative to voting online during the Special Meeting, you can vote your shares electronically over the Internet, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. For detailed information regarding voting instructions, please refer to the section entitled “How do I vote?” on page 2 of the Proxy Statement.

By Order of the Board of Directors,

/s/ Corrado DeGasperis
Corrado DeGasperis
Executive Chairman of the Board, Chief Executive Officer

Virginia City, Nevada

January 23, 2025

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTION ELECTRONICALLY OVER THE INTERNET OR BY EMAIL, OR IF YOU RECEIVE A PAPER PROXY CARD OR VOTING INSTRUCTION FORM, YOU MAY MAIL THE COMPLETED PROXY CARD OR VOTING INSTRUCTION FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

COMSTOCK INC.

117 American Flat Road

Virginia City, NV 89440

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

VOTING AND PROXY

This proxy statement (“Proxy Statement”) is being furnished in connection with the solicitation of proxies by Comstock Inc. (“we,” “us,” the “Company,” or “Comstock”)’s Board of Directors (“Board”) for use at a special meeting of stockholders (the “Special Meeting”) to be held virtually on February 14, 2025, and at any adjournment(s) or postponement(s) of the Special Meeting. We are providing this Proxy Statement and the accompanying proxy card to our stockholders on or about January 23, 2025. Our stockholders are invited to attend the Special Meeting and are requested to vote on the proposals described in this Proxy Statement.

The Special Meeting will be held online in a virtual-only format via webcast. The Special Meeting will be accessible at //www.virtualshareholdermeeting.com/LODE2025SM. Comstock shareholders as of the record date of January 2, 2025, can participate in the Special Meeting online, including to vote your shares electronically and/or submit questions during the Special Meeting.

Special Meeting attendants must be a shareholder on the record date and have previously registered for the Special Meeting. Shareholders can register for the Special Meeting by visiting www.proxyvote.com and using your 16 digit control number located in your proxy materials and selecting “Attend a Meeting.” Registered shareholders will receive a confirmation e-mail and Special Meeting instructions.

Once registered, you can participate in the Special Meeting by visiting //www.virtualshareholdermeeting.com/LODE2025SM and entering the same 16-digit control number used to preregister and also located in your confirmation e-mail. Beneficial shareholders without a 16-digit control number should follow the instructions provided on the voting instruction form.

Electronic entry to the Special Meeting will begin at 8:30 a.m. PST and the Special Meeting will begin promptly at 9:00 a.m. PST.

The Board solicits this proxy and urges immediate voting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING TO BE HELD ON FEBRUARY 14, 2025

The Company’s Proxy Statement and Annual Report are available on our website at https://comstock.inc/investors/sec-filings/. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

What items will be voted on at the Special Meeting?

Stockholders will vote on one item at the Special Meeting:

Proposal One —

Approval of a proposal to authorize our Board of Directors to effect, in its discretion, a reverse stock split of all of our issued and outstanding common stock, par value $0.000666 per share (with no change to the authorized capital stock of the Company), at a specific ratio, ranging from one-for-five (1:5) to one-for-twenty (1:20) (the “Approved Split Ratios”), with the timing and ratio to be determined by the Board if effected (the “Reverse Split”).

We will also consider any other business that properly comes before the Special Meeting.

What are the Board’s Voting Recommendations?

The Board recommends that you vote your shares a “FOR” Proposal One.

Who is entitled to vote?

To be able to vote, you must have been a stockholder on January 2, 2025, the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting. As of the record date, 235,075,772 shares of our voting common stock, par value $0.000666 per share, each with 1 vote per share (“common stock”), were outstanding.

How many votes do I have?

Holders of common stock will vote at the Special Meeting on all matters. Each share of common stock is entitled to one vote.

What is a quorum?

For business to be conducted at the Special Meeting, a quorum must be present. The presence at the Special Meeting, either online or by proxy, of holders of shares of outstanding common stock entitled to vote and representing at least one-third (1/3rd) of our outstanding voting power will constitute a quorum for the transaction of business. Accordingly, shares representing 78,358,591 votes must be present online or by proxy at the Special Meeting to constitute a quorum.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business.

If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

What are abstentions and broker non-votes?

An “abstention” is the voluntary act of not voting by a stockholder who is present online during a meeting or by proxy and entitled to vote. “Broker non-votes” refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal.

If you are a beneficial owner whose shares are held in street name and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. We believe that Proposal One is routine and may be voted on by your broker if you do not submit voting instructions. However, pursuant to the NYSE American LLC Company Guide (“NYSE Company Guide”), brokers do not have the discretion to vote their clients’ shares on non-routine matters, unless the broker receives voting instructions from the beneficial owner.

What are the general effects of abstentions and broker non-votes?

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion as permitted under the NYSE Company Guide. For purposes of the Special Meeting, brokers or nominees are permitted to vote their clients’ proxies in their own discretion as to the authorization of the Reverse Split, if the clients have not furnished voting instructions within 10 days of the Special Meeting. Abstentions and broker non-votes will not be counted as a vote “for” or “against” Proposal One and accordingly will not affect the outcome with respect to the authorization of Proposal One.

What vote is required to approve Proposal One?

The approval of the proposal to authorize our Board to effect a Reverse Split will require the affirmative vote of a majority of the votes of the shares of our common stock cast at the Special Meeting online or represented by proxy and entitled to vote. Abstentions and broker non-votes will not affect the outcome of the vote on Proposal One.

How do I vote?

If you are a “registered holder,” that is, your shares are registered in your own name through our transfer agent, and you are viewing this proxy over the Internet you may vote electronically over the Internet. For those stockholders who receive a paper proxy in the mail, you may also vote electronically over the Internet or by email, or by completing and mailing the proxy card provided. The website identified in our proxy card provides specific instructions on how to vote electronically over the Internet. Those stockholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials.

If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, you will receive instructions from your record holder that must be followed for your record holder to vote your shares per your instructions. If you receive paper copies of our proxy materials from your brokerage firm, bank or other nominee, you will also receive a voting instruction form. Please complete and return the enclosed voting instruction form in the addressed, postage paid envelope provided.

Stockholders who have previously elected to access our proxy materials and annual report electronically over the Internet will continue to receive an email, referred to in this Proxy Statement as an email notice, with information on how to access the proxy information and voting instructions.

Only proxy cards and voting instruction forms that have been signed, dated and timely returned, and only shares that have been timely voted electronically, by mail or by email will be counted in the quorum and voted. The Internet voting facilities will close at 11:59 p.m. Eastern Time, February 13, 2025 for shares held directly and at 11:59 p.m. Eastern Time, February 13, 2025 for shares held in a plan.

Stockholders who vote over the Internet or by email need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from Internet service providers. You may also vote your shares online during the Special Meeting. If your shares are held in street name and you wish to vote online during the meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker) and vote it during the Special Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Special Meeting.

What if I receive more than one email notice, proxy card or voting instruction form?

If you receive more than one email notice, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in each account to ensure that all of your shares will be voted.

Who will count the votes and how will my vote(s) be counted?

All votes will be tabulated by the inspector of elections appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If your proxy is properly submitted, the shares represented thereby will be voted at the Special Meeting in accordance with your instructions. If you are a registered holder and you do not specify how the shares represented thereby are to be voted, your shares will be voted “FOR” the approval of all of the proposals, and in the discretion of the proxy holder(s) as to any other matters that may properly come before the Special Meeting or any adjournment(s) or postponement(s) of the Special Meeting, as well as any procedural matters.

Can I change my vote after I have voted?

If your shares are registered in your name, you may revoke or change your vote at any time before the Special Meeting by voting again electronically over the Internet or by email, or by filing a notice of revocation or another proxy card with a later date with our Secretary at Comstock Inc., 117 American Flat Road, Virginia City, NV 89440. If you are a registered stockholder and attend the Special Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote during the Special Meeting will be counted. If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Special Meeting. Please note that if your shares are held in street name, your vote online during the Special Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.

Who will bear the cost of soliciting proxies?

We will bear the entire cost of soliciting proxies for the Special Meeting, including the cost of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees, and we will reimburse any reasonable expenses incurred for that purpose. No additional compensation will be paid to those individuals for any such services.

The matters to be considered and acted upon at the Special Meeting are referred to in the preceding notice and are discussed below more fully.

PROPOSAL ONE

APPROVAL OF A PROPOSAL TO AUTHORIZE BOARD TO EFFECT A REVERSE SPLIT

General

Our Board has determined that it is advisable and in the best interests of the Company and our stockholders to effect a reverse stock split of all of our issued and outstanding common stock, par value $0.000666 per share (with no change to the authorized capital stock of the Company), at a specific ratio, ranging from one-for-five (1:5) to one-for-twenty (1:20) (the “Approved Split Ratios”), with the timing and ratio to be determined by the Board if effected (the “Reverse Split”).

The primary goal of the Reverse Split is to increase the authorized number of shares of common stock available for issuance in connection with capital raising needs. Our ability to continue as a going concern is dependent upon our ability to raise additional capital. The failure to increase the authorized shares raises substantial doubt about our ability to continue as a going concern. We believe that a range of reverse split ratios provides us with the most flexibility to achieve the desired results of the Reverse Split.

A vote for this Proposal One will constitute approval of the Reverse Split that, if and when effected by our Board, would combine ranging up to every 5 to 20 shares of our outstanding common stock into one share of our common stock. If implemented, the Reverse Split will have the effect of decreasing the number of shares of our common stock issued and outstanding. Because the number of authorized shares of our common stock will not be reduced in connection with the Reverse Split, the Reverse Split will result in an effective increase in the authorized number of shares of our common stock available for issuance in the future.

Accordingly, stockholders are asked to authorize our Board to effect a Reverse Split consistent with those terms set forth in this Proposal One, and to grant authorization to the Board to determine, in its sole discretion, whether or not to implement the Reverse Split, as well as its specific ratio within the range of the Approved Split Ratios.

If approved by our stockholders and pursued by the Board, the Reverse Split would be applied at an Approved Split Ratio approved by the Board, without further action by our stockholders. The Board reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of us and our stockholders.

Purpose and Rationale for the Reverse Split

Increased Authorized Shares Available for Issuance.

The Board believes that increasing the authorized shares of common stock available for issuance in connection future capital raising needs is in the best interest of stockholders.

We believe proposing multiple ratios for the Reverse Split, rather than proposing that stockholders approve a specific ratio at this time, provides the Board with the most flexibility to achieve the desired results of the Reverse Split.

Having an increased number of authorized but unissued shares of common stock available would provide flexibility regarding the potential use of shares of our common stock for business and financial purposes in the future and allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our authorized shares. The additional shares could be used for various purposes without further stockholder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of common stock or securities that are convertible into common stock; (ii) expanding our business through potential strategic transactions, including mergers, acquisitions, licensing transactions and other business combinations or acquisitions of new product candidates or products; (iii) establishing strategic relationships with other companies; (iv) exchanges of common stock or securities that are convertible into common stock for other outstanding securities; (v) providing equity incentives pursuant to the Comstock Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and the 2022 Equity Incentive Plan (the “2022 Plan”), to attract and retain employees, officers or directors; and (vi) other general corporate purposes. We intend to use the additional shares of common stock that will be available to undertake any such issuances described above. Because it is anticipated that our directors and executive officers will be granted additional equity awards under our existing 2020 Plan and 2022 Plan, they may be deemed to have an indirect interest in the Reverse Split, because absent the Reverse Split, we may not have sufficient authorized shares to grant such awards. There are currently no outstanding grants to management under the existing 2020 Plan or 2022 Plan, both of which were previously approved by shareholders.

Failure to approve the Reverse Split may potentially have serious, adverse effects on the Company, its ability to retain or attract new capital sources, its ability to consummate existing and potential capital transactions, its ability to raise capital efficiently or at all, its liquidity, and on our stockholders and our stock values. Our common stock could also be delisted from the NYSE because shares of our common stock may trade below the requisite $0.30 per share price needed to reliably maintain our listing. Our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading, and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our common stock. If we are unable to generate cash flows from our planned operating activities in our Fuels and Metals Segments, then it is unlikely that the cash generated from our Strategic Investments Segment will suffice as a source of the liquidity necessary for anticipated working capital requirements. As stated earlier, our ability to continue as a going concern is dependent upon our ability to raise additional capital, and there can be no assurance that such capital will be available in sufficient amounts on terms acceptable to us, or at all. The failure to increase the authorized shares raises substantial doubt about our ability to continue as a going concern over the next 12 months. There is no guarantee that even if the Reverse Split is approved, that the Company will be able to continue to operate as a going concern. In the event of insolvency, liquidation, reorganization, dissolution or other winding up of the Company, the Company’s creditors would be entitled to payment in full out of the Company’s assets before holders of common stock would be entitled to any payment, and the claims on such assets may exceed the value of such assets.

Risks to our liquidity could result from future operating expenditures above management’s expectations, including but not limited to pre-development, research and development, exploration, selling, general and administrative, and investment related expenditures in excess of sale proceeds from our non-strategic assets and other investments, amounts to be raised from direct equity from our subsidiaries or the issuance of equity under our existing shelf registration statement or amounts to be raised directly from the non-registered equity of our subsidiaries, declines in the market value of properties planned for sale, or declines in the share price of our common stock that would adversely affect our results of operations, financial condition and cash flows. If we were unable to obtain any necessary additional funds, this could have an immediate material adverse effect on liquidity and raise substantial doubt about our ability to continue as a going concern. In such case, we could be required to limit or discontinue certain business plans, activities or operations, reduce or delay certain capital expenditures or investments, or sell certain assets or businesses. There can be no assurance that we would be able to take any such actions on favorable terms, in a timely manner, or at all.

An increase in authorized shares of our common stock available for issuance would not have any immediate effect on the rights of existing stockholders. However, because the holders of our common stock do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, voting rights of stockholders and could have a negative effect on the price of our common stock.

Disadvantages to an increase in the number of authorized shares of common stock may include:

●	Stockholders may experience further dilution of their ownership;

●

Stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power, and other interests of our existing stockholders;

●

The additional shares of common stock that would become available for issuance due to this Proposal One would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding; and

●

The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

We have no specific plan, commitment, arrangement, understanding, or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed Reverse Split at this time, and we have not allocated any specific portion of the proposed effective increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of common stock and warrants, and we may continue to require additional capital in the future to fund our operations. As a result, it is foreseeable that we may seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of us and our stockholders.

Risks of the Proposed Reverse Split

We cannot assure you that the proposed Reverse Split will increase the price of our common stock.

If the Reverse Split is implemented, our Board expects that it will increase the market price of our common stock. However, the effect of the Reverse Split upon the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Split will increase the market price of our common stock for any meaningful period of time, or at all. It is possible that (i) the per share price of our common stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split or (ii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our common stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our common stock will be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success.

The proposed Reverse Split may decrease the liquidity of our common stock.

The Reverse Split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of the Reverse Split.

The Reverse Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

If the Reverse Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of common stock following the Reverse Split may be required to pay higher transaction costs if they sell their common stock.

The Reverse Split may lead to a decrease in our overall market capitalization.

The Reverse Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Split.

Determination of the Ratio for the Reverse Split

If Proposal One is approved by stockholders and the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Split, the Approved Split Ratio will be selected by the Board, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-five (1:5) or exceed a ratio of one-for-twenty (1:20). In determining which Approved Split Ratio to use, the Board will consider numerous factors, including, among other things:

●	our ability to maintain the listing of our common stock on the NYSE American;

●	the per share price of our common stock immediately prior to the Reverse Split;

●	the expected stability of the per share price of our common stock following the Reverse Split;

●	the likelihood that the Reverse Split will result in increased marketability and liquidity of our common stock;

●	prevailing market conditions;

●	direct investments into the Company's subsidiaries;

●	general economic conditions in our industry; and

●	our market capitalization before and after the Reverse Split.

The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of common stock issued and outstanding as of January 2, 2025, after completion of the Reverse Split, we will have between 47,015,154 and 11,753,789 shares of common stock issued and outstanding, depending on the Approved Split Ratio selected by the Board.

Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed Reverse Split (subject to the treatment of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split, except to the extent that as described below in “Treatment of Fractional Shares”, record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Split because they hold a number of shares not evenly divisible by the Approved Split Ratio will automatically be entitled to receive an additional fraction of a share of common stock, to round up to the next whole share. In any event, cash will not be paid for fractional shares.

The following table contains the approximate number of issued and outstanding shares of common stock, and the estimated per share trading price following a 1:5 to 1:20 Reverse Split, without giving effect to any adjustments for fractional shares of common stock or the issuance of any derivative securities, as of January 22, 2025.

After Each Reverse Split Ratio

	Current	1:5	1:10	1:20
Common Stock Authorized (1)	245,000,000	245,000,000	245,000,000	245,000,000
Common Stock Issued & Outstanding	235,075,772	47,015,154	23,507,577	11,753,789
Number of Shares of Common Stock Reserved for Issuance (2)	3,417,125	683,425	341,713	170,856
Number of Shares of Common Stock Authorized but Unissued and Unreserved	6,507,103	197,301,421	221,150,710	233,075,355
Price per Share, based on the closing price of our Common Stock on January 22, 2025	$0.38	$1.90	$3.80	$7.60

1.	The Reverse Split will not have any impact in the number of shares of common stock we are authorized to issue under our Charter.

2.

Includes (1) 2,200,000 shares of Common Stock reserved for issuance for stock warrants including 1,200,000 shares of the Company's common stock to GHF, Inc. at an exercise price of $0.4555 per share, and 1,000,000 shares of the Company's common stock to Alvin Fund LLC at an exercise price of $0.4555 per share, and (2) 1,217,125 shares of the Company's common stock reserved for issuance to Alvin Fund LLC for future interest payments. The equity plan awards and warrant shares issuable (and therefore the reserved shares) will be proportionately decreased.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be reported on the NYSE American under the symbol “LODE,” although we expect that NYSE American will add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.

Effect on Stock Option Plans

Pursuant to the terms of the 2022 Plan, the Board, or a designated committee thereof, as applicable, will adjust the number of shares of common stock underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the 2022 Plan to equitably reflect the effects of the Reverse Split. The number of shares subject to vesting under restricted stock awards and the number of shares issuable as contingent consideration as part of an acquisition by the Company will be similarly adjusted, subject to our treatment of fractional shares. Furthermore, the number of shares available for future grant under the 2022 Plan will be similarly adjusted.

Effective Date

If approved by our stockholders and our Board determines to effect the Reverse Stock Split, the exact timing will be determined at the discretion of our Board and set forth in a public announcement. On the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of our stockholders, into new shares of common stock in accordance with an Approved Split Ratio set forth in this Proposal One. If this proposal is not approved by our stockholders, the Reverse Split will not occur.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Approved Split Ratio will automatically be entitled to receive an additional fraction of a share of common stock, to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Effect on “Book-Entry” Holders of common stock

If the Reverse Split is authorized by our stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of common stock they hold after the Reverse Split. Stockholders holding common stock in “street name” through a bank, broker, or other nominee should note that such banks, brokers, or other nominees may have different procedures for processing the consolidation for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker, or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Exchange of Stock Certificates

If the Reverse Split is authorized by the stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for post-Reverse Split shares in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the Reverse Split selected by the Board. No new post-Reverse Split shares will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

In connection with the Reverse Split, the CUSIP number for the common stock will change from its current CUSIP number.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of common stock would remain unchanged at $0.000666 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our consolidated balance sheet attributable to the common stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The basic and dilutive per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The shares of common stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the NRS with respect to this Proposal One, and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses stockholders who hold common stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

In general, the federal income tax consequences of a Reverse Split will vary among stockholders depending upon whether they receive solely a reduced number of shares of common stock in exchange for their old shares of common stock or a full share in lieu of a fractional share. We believe that because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Split should have the following federal income tax effects. The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who holds a number of shares of common stock not evenly divisible by the Approved Split Ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share of common stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share are not clear. A stockholder that receives a full share in lieu of a fractional share may be treated as though it received a distribution from us to the extent that the value of the full share exceeds the value of the fractional share the stockholder otherwise would have received. Such distribution would generally be a dividend to the extent of our current or accumulated earnings and profits. Any amount in excess of earnings and profits would generally reduce the stockholder’s basis in their shares of common stock by the amount of such excess. The portion of the full share in excess of the fractional share would generally have a tax basis equal to the amount recognized as a dividend and the holding period for such share would begin on the date of the deemed distribution. Stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving an additional fraction of a share in the Reverse Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote of Stockholders

The Reverse will be effectuated pursuant to NRS 78.2055, which was amended by the Nevada Legislature in 2023, pursuant to Assembly Bill No. 126. In accordance with such amendment and our bylaws, approval of the Reverse Split requires the affirmative vote of the holders of a majority of the votes cast online via attendance during the Special Meeting or by proxy and voting during the Special Meeting.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL TO AUTHORIZE OUR BOARD TO EFFECT THE REVERSE SPLIT.

OTHER INFORMATION

Available Information

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our common stock trades on NYSE American under the symbol “LODE.”

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

Forward-Looking Statements

All statements included or incorporated by reference in this Proxy Statement other than statements or characterizations of historical fact, are forward-looking statements, within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences are discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other Securities and Exchange Commission filings. The forward-looking statements in this Proxy Statement speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, except as required by law.

comstock

COMSTOCK INC.
ATTN: SECRETARY
P.O. BOX 1118
VIRGINIA CITY, NV 89440

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 13, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LODE2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 13, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61019-S06414 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

COMSTOCK INC.

The Board of Directors recommends a vote "FOR" proposal 1:

	For	Against	Abstain
1. Approve the proposal to authorize the Comstock Inc. Board to effect a reverse split.	☐	☐	☐

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. This section must be completed for your vote to count if you are voting by mail. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V61020-S06414

PROXY - COMSTOCK INC.
P.O. Box 1118, Virginia City, Nevada 89440
This proxy is solicited on behalf of the Board of Directors of Comstock Inc.
For the Special Meeting of Shareholders on February 14, 2025.

The undersigned appoints William J. Nance and Walter A. Marting Jr. and either of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Comstock Inc. Common Stock which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held on February 14, 2025 and at any adjournment or postponement thereof, as indicated on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the approval to authorize the Comstock Inc. Board to effect a reverse split.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

(Continued, and to be dated and signed, on the other side)